MLOA-ILOpt-2015 (PRF) Page 1

x03932_core_PRF

1. Product Name IncentiveLife Optimizer III (IL Optimizer III)

2. Amount of Insurance $

3. Is this a Term Conversion, Rider Conversion or Purchase Option?

Yes

No

(If ‘‘Yes,’’ complete Term Policy/Rider Conversion or Purchase Option Questionnaire.)

4. Death Benefit Option

Option A (Level)

Option B (Face Amount and Policy Account Value)

5. Backdate to save age

Yes

No

Max 6 months prior to application (3 months in OH)

(Charges and Premiums for insurance coverage begin on the backdated Register Date.)

6. Definition of Life Insurance Test

Guideline Premium Test

Cash Value Accumulation Test

PREMIUM INFORMATION

7. a. Planned Periodic Premium Amount: $ b. Initial Premium $

8. Premium Mode

a. Direct Billing (By Mail)

Annually

Semi-Annually

Quarterly

Monthly

b. Bank Draft*

Quarterly

Monthly Start Date (mm/dd/yyyy) Draft on day of the month (Voided Check Required)

*If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form.

In lieu of voided check, use first premium check to set up Systematic Payment Plan

c. Salary Allotment

Annually

Semi-Annually

Quarterly

Monthly

Unit name Unit number Register Date (mm/dd/yyyy)

If Allotter is not Proposed Insured, provide Name SSN/EIN/TIN

d. Single Payment Amount $ (No further Premium billing will be sent.)

OPTIONAL BENEFITS/RIDERS

9.

Long-Term Care Services Rider† (complete Long-Term Care Services Rider Questionnaire)

Disability Rider – Waiver of Premiums

OR

Disability Rider – Waiver of Monthly Deductions

Charitable Legacy Rider (available on face amounts of $1 million and over; complete Charitable Beneficiary Information below)

Charitable Beneficiary Information (If more than one Charitable Beneficiary is named, the total percentage must equal 100%. If percentage shares are left blank, the shares will be deemed equal.)

Liquidity Rider

Children’s Term Insurance Rider (complete Children’s Term Insurance Rider Questionnaire)

Amount $

Option to Purchase Additional Insurance Rider Amount $

Other

† In Connecticut, this rider is referred to as Long-Term Care Benefit Rider.

†† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is Listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.

††† Contact the charitable organization directly to get its 501(c) Tax ID No.

MONY Life Insurance Company of America

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

Name of Proposed Insured Date of Birth

PLAN INFORMATION

Name of Qualified Charitable Organization†† Address 501(c) Tax ID No.††† % Share

(##-#######)

1.

2.

MLOA-ILOpt-2015 (PRF) Page 2

1,2,3,

please see next page for important information

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

10. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS1

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

(Whole Percentages Only)

For For

Premiums Deductions

(Whole Percentages Only)

For For

Premiums Deductions

EQ/MFS International Growth % %

EQ/Mid Cap Index % %

EQ/Money Market % %

EQ/Morgan Stanley Mid Cap Growth % %

EQ/PIMCO Ultra Short Bond % %

EQ/Quality Bond PLUS % %

EQ/Small Company Index % %

EQ/T. Rowe Price Growth Stock % %

EQ/UBS Growth and Income % %

EQ/Wells Fargo Omega Growth % %

Fidelity VIP Contrafund % %

Fidelity VIP Growth & Income % %

Fidelity VIP Mid Cap % %

Franklin Mutual Shares VIP % %

Franklin Rising Dividends VIP % %

Franklin Small Cap Value VIP % %

Franklin Strategic Income VIP % %

Goldman Sachs VIT Mid Cap Value % %

Invesco V.I. Global Real Estate % %

Invesco V.I. International Growth % %

Invesco V.I. Mid Cap Core Equity % %

Invesco V.I. Small Cap Equity % %

Ivy Funds VIP Energy % %

Ivy Funds VIP High Income % %

Ivy Funds VIP Mid Cap Growth % %

Ivy Funds VIP Science and Technology % %

Ivy Funds VIP Small Cap Growth % %

Lazard Retirement Emerging Markets Equity % %

MFS International Value % %

MFS Investors Trust Series % %

MFS Massachusetts Investors Growth

Stock Portfolio % %

Multimanager Aggressive Equity % %

Multimanager Core Bond % %

Multimanager Mid Cap Growth % %

Multimanager Mid Cap Value % %

Multimanager Technology % %

PIMCO VIT CommodityRealReturn Strategy % %

PIMCO VIT Real Return % %

PIMCO VIT Total Return % %

Target 2025 Allocation % %

Target 2035 Allocation % %

Target 2045 Allocation % %

Target 2055 Allocation % %

T. Rowe Price Equity Income II % %

Templeton Developing Markets VIP % %

Templeton Global Bond VIP % %

Templeton Growth VIP % %

Van Eck VIP Global Hard Assets % %

TOTAL 100% 100%

Market Stabilizer Option2,3% %

Guaranteed Interest Account % %

All Asset Aggressive-Alt 25% %

All Asset Growth-Alt 20% %

All Asset Moderate Growth-Alt 15% %

American Century VP Mid Cap Value % %

American Funds Insurance Series® Global

Small CapitalizationSM % %

American Funds Insurance Series®

New World® % %

AXA 400 Managed Volatility % %

AXA 500 Managed Volatility % %

AXA 2000 Managed Volatility % %

AXA/AB Small Cap Growth % %

AXA Balanced Strategy % %

AXA Conservative Growth Strategy % %

AXA Conservative Strategy % %

AXA Global Equity Managed Volatility % %

AXA Growth Strategy % %

AXA International Core Managed Volatility % %

AXA International Managed Volatility % %

AXA International Value Managed Volatility % %

AXA Large Cap Core Managed Volatility % %

AXA Large Cap Growth Managed Volatility % %

AXA Large Cap Value Managed Volatility % %

AXA/Loomis Sayles Growth % %

AXA Mid Cap Value Managed Volatility % %

AXA Moderate Growth Strategy % %

CharterSM Multi-Sector Bond % %

CharterSM Small Cap Growth % %

CharterSM Small Cap Value % %

EQ/BlackRock Basic Value Equity % %

EQ/Boston Advisors Equity Income % %

EQ/Calvert Socially Responsible % %

EQ/Capital Guardian Research % %

EQ/Common Stock Index % %

EQ/Core Bond Index % %

EQ/Equity 500 Index % %

EQ/GAMCO Mergers and Acquisitions % %

EQ/GAMCO Small Company Value % %

EQ/Global Bond PLUS % %

EQ/Intermediate Government Bond % %

EQ/International Equity Index % %

EQ/Invesco Comstock % %

EQ/JPMorgan Value Opportunities % %

EQ/Large Cap Growth Index % %

EQ/Large Cap Value Index % %

MLOA-ILOpt-2015 (PRF) Page 3

1 The ‘‘Investment Start Date’’ is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and (2) the Register Date of your policy.

Your Policy Account (except any amounts you allocated to the Guaranteed Interest Account) will be allocated to the EQ/Money Market investment option as of the later of: (1) the Investment Start Date; and (2) the Issue Date, for 20 calendar days (Money Market Lock-in Period), and will be allocated according to the above percentages on the 1st business day following the Money Market Lock-in Period. However, if we have not received all necessary requirements for your policy as of the Issue Date, the Money Market Lock-in Period will begin on the date we receive, at our Administrative Office, all necessary requirements to put the policy in force.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

2 If you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will be allocated as stated above.

Such portion of your Policy Account will be allocated to the EQ/Money Market Investment Option for 20 calendar days. If the policy is issued as a result of a replacement, such portion of your Policy Account will remain in the EQ/Money Market Investment Option for

30 calendar days (60 calendar days in NY). However, if we have not received all necessary requirements for your policy as of the Issue Date, the period of time during which amounts will remain in the EQ/Money Market Investment Option will begin on the date we receive, at our Administrative Office, all necessary requirements to put the policy in force. Thereafter, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account until the next available Segment Start Date, as which time such amount will be transferred to the Market Stabilizer Option, provided that the conditions specified in the rider and the Prospectus are met.

3 Any percentages specified for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding

Account prior to a Segment Start Date.

ALLOCATIONS IF THE MARKET

STABILIZER OPTION IS ELECTED

11.

Market Stabilizer Option (Variable Indexed Option Rider)

Specified Growth Cap Rate % (indicate a Growth Cap Rate between 6% and 10% in whole percentages only)

If the Growth Cap Rate MONY Life Insurance Company of America sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met.

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

INVESTMENT OPTIONS

MLOA-ILOpt-2015 (PRF) Page 4

TRANSFERS FROM THE VARIABLE INVESTMENT OPTIONS TO SUPPLEMENT THE UNLOANED

GUARANTEED INTEREST ACCOUNT (GIA)

If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA.

12.

Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA.

Variable Investment Options to Transfer from (complete only if 12. is not checked): Percentage (whole percentages only): % % % % % % %

TOTAL 100%

SEGMENT MATURITY ALLOCATION

Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

13.

Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100%

rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer

Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

Investment Options for Rollover (complete only if 13. is not checked): Percentage (whole percentages only): % % % % % % %

TOTAL 100%

SUITABILITY

14.

a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

(1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for?

Yes

No

(2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)?

Yes

No

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate

Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction?

Yes

No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs?

Yes

No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for MONY Life Insurance Company of America’s and its affiliates’ Variable Life products.

By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk ‘‘CD,’’ if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

MLOA-ILOpt-2015 (PRF) Page 5

AUTOMATIC TRANSFER SERVICE

15. Note: Not available if you elect the Asset Rebalancing Service.

The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted. The Guaranteed Interest Account is not an available investment option with the Automatic Transfer Service.

Investment Options to Receive Transfer: Dollar Amount: $ $ $ $ $ $ $ $

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer

Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

16. Note: Not available if you elect the Automatic Transfer Service.

Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the first monthly anniversary after the Money Market Lock-in Period ends.

Annually

Semi-annually

Quarterly

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

ASSET REBALANCING SERVICE